Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Execution Version

Non-Exclusive License Agreement

between

ENTERIS BIOPHARMA, INC.

and

CARA THERAPEUTICS, INC.

Dated as of August 20, 2019

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

6.5	Payment of Royalties; Accounting and Records	27
6.6	Payment Dates and Reports	29
6.7	Records; Audit Rights	29
6.8	Overdue Payments	30
6.9	Payments; Withholding Tax	30
6.10	Foreign Currency Exchange	30
6.11	Cara Obligations	30

ARTICLE 7 REPRESENTATIONS AND WARRANTIES; COVENANTS; LIABILITY		30

7.1	Mutual	30
7.2	By Cara.	31
7.3	By Enteris	31
7.4	Warranty Disclaimer	33
7.5	Indemnification; Insurance	33

ARTICLE 8 TERM AND TERMINATION		35

8.1	Term	35
8.2	Expiration of Term	35
8.3	Termination for Material Breach	35
8.4	Termination for Challenge	35
8.5	Without Cause Termination.	36
8.6	Consequences of Termination	36
8.7	Survival	37

ARTICLE 9 ASSIGNMENT; SUCCESSORS AND ASSIGNS		37

ARTICLE 10 GOVERNING LAW		38

ARTICLE 11 DISPUTE RESOLUTION; ARBITRATION		38

11.1	Dispute Resolution.	38
11.2	Arbitration of Unresolved Disputes.	38

ARTICLE 12 MISCELLANEOUS		40

12.1	Amendment and Modification.	40
12.2	Headings.	40
12.3	Counterparts.	40
12.4	Waiver.	40
12.5	No Third Party Beneficiaries.	40
12.6	Independent Relationship.	40
12.7	Interpretation.	41
12.8	Entire Agreement; Severability.	41
12.9	Delay Due to Force Majeure.	42
12.10	Further Assurances.	42
12.11	Expenses.	42

ARTICLE 13 NOTICE		42

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Exhibits and Schedules

Exhibit A	Wire Instructions
Exhibit B	Form Stock Purchase Agreement
Exhibit C	Project Plan

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

NON-EXCLUSIVE LICENSE AGREEMENT

This NON-EXCLUSIVE LICENSE AGREEMENT (“Agreement”) is made August 20, 2019 (the “Effective Date”) by and between CARA THERAPEUTICS, INC., incorporated and registered in the State of Delaware and having offices at 4 Stamford Plaza, 107 Elm Street, 9th Floor, Stamford, CT 06902, USA (hereinafter referred to as “Cara”), and ENTERIS BIOPHARMA, INC., incorporated and registered in the State of Delaware and having offices at 83 Fulton St., Boonton, NJ 07005, USA (hereinafter referred to as “Enteris”).  Each of Enteris and Cara is sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

RECITALS

A.        Enteris owns or otherwise controls certain proprietary technology and patent rights (defined below as Licensed Technology) claiming or covering formulations for oral delivery of peptide active pharmaceutical ingredients with functional excipients to enhance permeability and/or solubility, including in any oral solid dosage forms, and the development and manufacture of drug products using such formulations;

B.         Cara wishes to obtain a non-exclusive license under the Licensed Technology on the terms and conditions of this Agreement; and

C.         Enteris is willing to grant to Cara the requested license rights and Cara is willing to accept such rights pursuant to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, it is hereby agreed by and between the Parties as follows:

ARTICLE 1

DEFINITIONS

In this Agreement the following words and phrases shall have the following meanings unless the context requires otherwise:

“AAA” shall have the meaning set forth in Article 11.

“Affiliate” means, with respect to a particular Party, any person, company, partnership or other entity, whether or not incorporated or in existence at the Effective Date, that directly or indirectly controls, is controlled by or is under common control with such Party to this Agreement.  The term “control” for the purposes of this definition (with correlative meanings for the terms “controlled by” and “under common control with”) means that the applicable person, company, partnership, or other entity  owns fifty percent (50%) or more (including ownership by trusts with substantially the same beneficial interests) of the voting and equity rights of the applicable Party, or otherwise has the legal power to direct or cause the direction of the general management and policies of such Party.

“Agreement” shall have the meaning set forth in the Recitals.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

 “Applicable Laws” means any national, international, federal, state or local laws, treaties, statutes, ordinances, rules and regulations, including any rules, regulations, guidance, guidelines or requirements of any national, international, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, national securities exchanges or securities listing organizations, that are in effect from time to time during the Term and apply to a particular activity or obligation hereunder.

“Assist” means knowingly providing, directly or indirectly, a Third Party with (a) any analysis of the Licensed Patent Rights or any portion thereof; (b) prior art or analysis of any prior art to any of the Licensed Patent Rights; (c) any documents in a Party’s possession, custody, or control relating to the Licensed Patent Rights, in whole or in part, or to any prior art to any of the Licensed Patent Rights; or (d) financial or technical support, in each case in connection with a Challenge by such Third Party of the Licensed Patent Rights or any portion thereof.

“Bankruptcy Code” means, as applicable, the U.S. Bankruptcy Code, as amended from time to time, and the rules and regulations and guidelines promulgated thereunder, or the bankruptcy laws of any other Governmental Authority, as amended from time to time, and the rules and regulations and guidelines promulgated thereunder, or any applicable bankruptcy laws of any other country or competent Governmental Authority, as amended from time to time, and the rules and regulations and guidelines promulgated thereunder.

“Business Day” means any day, other than a Saturday or Sunday, on which banking institutions in New York, New York are open for business.

“Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months beginning on January 1, April 1, July 1, or October 1 and ending, respectively on March 31, June 30, September 30 and December 31; provided, that, the final Calendar Quarter shall end on the last day of the Term.

“Calendar Year” means the period beginning on the Effective Date and ending on December 31 of the calendar year in which the Effective Date falls, and thereafter each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided, that, the final Calendar Year shall end on the last day of the Term.

“Cara Indemnitees” shall have the meaning set forth in Section 7.5(b).

“Cara Indemnity Claims” shall have the meaning set forth in Section 7.5(b).

“Challenge” means to contest, or knowingly to Assist a Third Party in its contest, of the validity or enforceability of the Licensed Patent Rights, in whole or in part, in any court, arbitration proceeding or other legal, judicial, or administrative tribunal, including the United States Patent and Trademark Office and the United States International Trade Commission.  For the avoidance of doubt, for the purposes of this definition, the term “contest” means: (a) filing an action under 28 U.S.C. §§ 2201-2202 seeking a declaration of invalidity or unenforceability of any Licensed Patent Rights; (b) citation to the United States Patent and Trademark Office pursuant to 35 U.S.C.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

§ 301 of prior art patents or printed publications or statements of the patent owner concerning the scope of any of the Licensed Patent Rights; (c) filing a request under 35 U.S.C. § 302 for re-examination of any of the Licensed Patent Rights; (d) filing, or joining in, a petition under 35 U.S.C. § 311 to institute inter partes review of any Licensed Patent Rights or any portion thereof; (e) filing, or joining in, a petition under 35 U.S.C. § 321 to institute post-grant review of the Licensed Patent Rights or any portion thereof; (f) provoking or becoming a party to an interference with an application for any of the Licensed Patent Rights pursuant to 35 U.S.C. § 135; or (g) filing or commencing any re-examination, opposition, cancellation, nullity or similar proceedings against any of the Licensed Patent Rights in any country.

“Change of Scope” shall have the meaning set forth in Section 3.2(c).

“CMO” means the third party manufacturer that Cara selects for commercial Manufacturing.

“Commercialization” or “Commercialize” means any and all activities directed to the offering for sale and sale of a Product, from the initial launch, including (a) activities directed to marketing, promoting, detailing, distributing, Manufacturing, importing, selling and offering to sell that Product in the Territory (including pre-approval marketing activities); (b) conducting Phase IV clinical trials with respect to that Product; (c) interacting with Regulatory Authorities regarding any of the foregoing; and (d) seeking pricing approvals and reimbursement approvals (as applicable) for that Product in the Territory. When used as a verb, “to Commercialize” and “Commercializing” means to engage in Commercialization and “Commercialized” has a corresponding meaning.

“Commercially Reasonable Efforts” means, with respect to the applicable task or activity under this Agreement, the application of efforts and resources that are generally consistent with those that a comparable company in the pharmaceutical industry generally would devote to accomplish such task or activity relating to products that are at a similar stage of development and have similar commercial potential as Product, taking into account all applicable competition, market, scientific, technical, intellectual property, regulatory, and commercial factors (including potential and actual economic return for the product), all based on then-prevailing conditions.

“Completion of Analytical Procedures Transfer” means the date of the full and complete transfer of the analytical procedures by Enteris to the CMO designated by Cara as specified in and in accordance with Section 3.2(a), as summarized in Section I (Transfer of Analytical Procedures) of the Project Plan.

“Completion of Manufacturing Process Transfer” means the date of the full and complete transfer of the Manufacturing process by Enteris to the CMO designated by Cara as specified in and in accordance with Section 3.2(a), as summarized in Section II (Transfer of Manufacturing Process) of the Project Plan.

“Confidential Information” means, for a particular Party, any and all confidential and proprietary information, including any Know-how, disclosed by such Party to the other in writing, orally or in any other form in connection with this Agreement, which may include samples,

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

documents, drawings, specifications data, graphics, technical know-how, letters, electronically transmitted documents, e-mails, etc.  Confidential Information of a Party includes the Proprietary Materials of such Party.  In the case of Enteris, Confidential Information includes Licensed Know-how and Improvements. In the case of Cara, Confidential Information includes any information disclosed by Cara relating to any Drug and Product(s) produced with the support of the Licensed Technology.  With respect to each Party, Confidential Information includes this Agreement and the terms of this Agreement.

“Control” or “Controlled” means, with respect to Know-how or Patent Rights, that the applicable Party, either directly or through any of its Affiliates, owns or has a license (or sublicense) to or under, and has the right to grant to the other Party access to and a license or sublicense under, such Know-how or Patent Rights as provided herein without the payment of additional consideration to, or violating the terms of any agreement or arrangement with any Third Party, and without violating any Applicable Laws.  For clarity, no Party (or Affiliate of a Party, as applicable) shall be deemed to Control any Know-how or Patent Rights by virtue of the license grants to that Party from or by the other Party as set forth in this Agreement.

“Debarred Entity” shall have the meaning set forth in Section 7.1(e).

“Development” or “Develop” means, with respect to a Product, all non clinical and clinical drug development activities that are undertaken after the Effective Date, including (a) the preparation and filing of Regulatory Filings and all regulatory affairs related to the foregoing, (b) obtaining, maintaining or expanding Regulatory Approvals of a Product, or (c) developing the ability to manufacture clinical and commercial quantities of a Product.  This includes: (i) preclinical testing, toxicology, and clinical trials; (ii) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain, maintain or expand Regulatory Approvals of a Product; and (iii) Manufacturing Process Development associated with the supply of a Product for preclinical testing and clinical trials, and related quality assurance and technical support activities. When used as a verb, “Developing” means to engage in Development and “Developed” has a corresponding meaning. For clarity, “Development” shall not include any Commercialization activities.

“Dispute” shall have the meaning set forth in Section 11.1.

“Drug” means CR845 (difelikefalin), and any salt forms, esters, prodrugs, biologically active metabolites or biologically active structural analogs, solvates, hydrates and crystalline forms thereof.

“Effective Date” shall have the meaning set forth in the Recitals.

“EMA” means the European Medicines Agency or any successor agency or authority thereto.

“End of Phase 2 Meeting” means the end of Phase 2 meeting with the FDA, as described in 21 C.F.R. § 312.47(b), intended to determine the safety of proceeding to Phase 3, to evaluate

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

the Phase 3 plan and protocols, and to identify any additional information necessary to support a marketing application for the uses under investigation.

“Enteris DMF” means that certain [***] and the information contained therein.

“Enteris Indemnitees” shall have the meaning set forth in Section 7.5(a).

“Enteris Indemnity Claims” shall have the meaning set forth in Section 7.5(a).

“FDA” means the United States Food and Drug Administration, or any successor entity thereto having substantially the same functions.

“FDCA” means the United States Federal Food, Drug, and Cosmetic Act, enacted in 1938 as Public Law 75-717, as such may have been amended, and which is contained in Title 21 of the U.S. Code, Section 301 et seq., as amended, and the regulations promulgated thereunder from time to time.

“Field” means all fields and uses, including all prophylactic, therapeutic and diagnostic uses for all human diseases, conditions and indications.

“Force Majeure” means any occurrence beyond the reasonable control of a Party that (a) prevents or substantially interferes with the performance by such Party of any of its obligations hereunder and (b) occurs by reason of any act of God, flood, fire, explosion, earthquake, casualty or accident, or war, revolution, civil commotion, act of terrorism, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government.

“Generic Competition” means and shall be deemed to exist in a particular country in the Territory with respect to a particular Product in a given Calendar Quarter if in such country during such Calendar Quarter one or more Generic Products (other than a Generic Product sold by Cara or its Affiliates or by a Sub-licensee under a license granted by Cara or its Affiliates) in the aggregate account (on a units sold basis) for more than [***] of the sum of (a) the aggregate unit sales of such Product sold by Cara or its Affiliates or Sub-licensees in such country, and (b) the aggregate unit sales of such Generic Products in such country, each in such Calendar Quarter, based on data provided by IQVIA (formerly, Quintiles IMS Holding, Inc.), or if such data is not available, such other reliable data source as reasonably agreed upon by Cara and Enteris. If no data is commercially available, then the Parties shall reasonably agree upon a commercially reasonable methodology for estimating the percentage unit-based market share of Generic Products in such country during the applicable time period.

“Generic Product” means, with respect to a particular Product and a particular country, any pharmaceutical product (other than the Product) that contains the same active ingredient(s) in the same or substantially the same formulation and in a comparable quality and quantity as such Product, and is approved under an Abbreviated New Drug Application (ANDA) or any foreign equivalent thereof.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

“Governmental Authority” means any multi-national, national, federal, state, local, municipal, provincial or other governmental, regulatory, administrative, judicial, public or statutory instrumentality, court or governmental tribunal, agency, commission, authority, body or entity, or any political subdivision thereof, having legal jurisdiction over the matter or party in question.

“Improvement” means any Invention that constitutes a specific enhancement or improvement to or modification of the proprietary Licensed Technology (including Peptelligence® Formulation Technology), whether or not patentable.

 “IND” means (a) an Investigational New Drug Application as defined in the FDCA or any successor application or procedure required to initiate clinical testing of the Product in humans in the United States; (b) a counterpart of an Investigational New Drug Application that is required in any other country or region in the Territory before beginning clinical testing of the Product in humans in such country or region; and (c) all supplements and amendments to any of the foregoing.

“Indemnified Party” shall have the meaning set forth in Section 7.5(c).

“Indemnifying Party” shall have the meaning set forth in Section 7.5(c).

“Infringement” shall have the meaning set forth in Section 5.4(a)

“Infringement Notice” shall have the meaning set forth in Section 5.4(a).

“Invention” means any new or useful process, machine, method of manufacture, or composition of matter, whether or not patentable, or any idea, invention, discovery, improvement, enhancement, modification or derivative work, whether or not patentable or copyrightable, including in respect of, relating to or comprising a Product, that is conceived and/or first reduced to practice (actually or constructively), whether or not patentable, by or on behalf of Cara (including by an Affiliate, Sub-licensee or other Third Party) in connection with the Development, Manufacture and/or Commercialization of Products.

“Know-how” means any and all proprietary technical and other information, whether or not patentable, including ideas, concepts, know-how, inventions, discoveries, data, formulae, processes, trade secrets, specifications, procedures for experiments and tests and other protocols, results of experimentation and testing, manufacturing and purification techniques and protocols.

“Licensed Know-how” means any and all Know-how comprising, relating to or using the Peptelligence® Formulation Technology (including any formulations developed by Enteris using the Peptelligence® Formulation Technology, and any manufacturing processes of Enteris of drugs using such formulations), that is Controlled by Enteris, prior to or during the Term, including any Improvements, that is necessary or useful for the Development, Manufacture, use or sale of the Product.  To the extent that Cara exercises its right to a Royalty Buyout, “Licensed Know-how” shall exclude Improvements to such Know-how that are made by Enteris after the date on which Enteris receives a payment from Cara in connection with such Royalty Buyout.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

“Licensed Patent Rights” means any and all Patent Rights that claim or cover any Licensed Know-how, including the Peptelligence® Formulation Technology (including any formulations developed by Enteris using the Peptelligence® Formulation Technology, and any manufacturing processes of Enteris for drugs using such formulations), that are Controlled by Enteris prior to or during the Term, and including any Improvements, that is necessary or useful for the Development, Manufacture, use or sale of the Product; provided, however, to the extent that Cara exercises its right to a Royalty Buyout, “Licensed Patent Rights” shall exclude Improvements claimed or covered in any such Patent Rights that are made by Enteris after the date on which Enteris receives a payment from Cara in connection with such Royalty Buyout.

“Licensed Technology” means the Licensed Know-how and the Licensed Patent Rights.

“Losses” shall have the meaning set forth in Section 7.5(a).

“MAA” means any application for Regulatory Approval submitted to the EMA pursuant to the centralized approval procedure to obtain European Commission approval for the marketing of the Product in the European Union, or any successor application or procedure required to sell the Product in the European Union.

“Manufacture” means, with respect to the Product, any activities related to the formulation, production, manufacture, processing, filling, finishing, packaging, labeling, release, shipping, holding, conduct of Manufacturing Process Development, stability testing, quality assurance, release testing and quality control of such Product or any intermediate thereof for Development or Commercialization, and regulatory activities related to any of the foregoing. When used as a verb, “Manufacturing” means to engage in Manufacture.

“Manufacturing Process Development” means the development, qualification, validation and scale-up of the process used to manufacture the Product and analytic development and product characterization with respect thereto.

“Manufacturing Services Agreement” means that certain Phase 2 Clinical Manufacturing Services Agreement dated July 1, 2015, by and between Enteris BioPharma, Inc., and Cara Therapeutics, Inc., as amended from time to time.

“NDA” means a New Drug Application, as defined in the FDCA and regulations promulgated thereunder, or any successor application or procedure required to sell the Product in the United States.

“Net Sales” means the gross amount billed or invoiced by Cara or any of its Affiliates or Sub-licensees (each, a “Seller”) to Third Parties (excluding sales of Products among Cara, its Affiliates and Sub-licensees for resale to Third Parties), throughout the Territory for sales or other dispositions or transfers for value of Products,  less [***].  In addition, Net Sales are subject to the following:

[***]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

In the case of pharmacy incentive programs, hospital performance incentive program chargebacks, disease management programs, similar programs or discounts on products, all discounts shall be allocated among products on the basis on which such discounts were actually granted or, if such basis cannot be determined, in proportion to the respective list prices of such products.

For purposes of this Agreement, “sale” shall mean any commercial transfer or other commercial distribution or disposition, but shall not include transfers or other distributions or dispositions of Products at no charge (or at cost) for academic research, preclinical, clinical, or regulatory purposes (including the use of Products in clinical trials) or in connection with patient assistance programs or other charitable purposes or to physicians or hospitals for promotional purposes (including free samples to a level and in an amount which is customary in the industry and/or which is reasonably proportional to the market for such Product).

Net Sales (including the deductions) shall be determined from the books and records of Cara, its Affiliates and its Sub-licensees, in all cases maintained in accordance with the relevant accounting standards, consistently applied. Such amounts shall be calculated using the same accounting principles used by Cara (or the applicable Affiliate or Sub-licensee) for other Cara (or its Affiliate or Sub-licensee) products for financial reporting purposes.

“One Year Royalty Buyout” shall have the meaning in Section 6.5(c)(i).

“Patent Rights” means issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, all letters patent granted thereon, and all reissues, re-examinations and extensions thereof, and all foreign counterparts of any of the foregoing, and all the rights and interests in and to any of the foregoing.

“Peptelligence® Formulation Technology” means Enteris’ proprietary technology relating to the methods and processes used by Enteris concerning the formulation, development, testing, manufacturing and/or packaging of active pharmaceutical ingredients, including: (i) the development of formulations for oral delivery of peptide active pharmaceutical ingredients in an enteric coated capsule or tablet containing a proprietary dry blend formulation of functional excipients to enhance permeability and/or solubility, including in any oral solid dosage forms, and/or (ii) the manufacture of drugs using such formulations.  Such proprietary technology is generally described in Exhibit C of this Agreement.

“Product” means any drug product containing Drug in a formulation using or covered by the Licensed Technology.

“Project Plan” means that certain project plan attached hereto as Exhibit C of this Agreement and incorporated herein, as such plan may be amended or modified by the Parties in writing from time to time.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

“Proprietary Materials” means any tangible chemical, biological or physical materials that are furnished by or on behalf of one Party to the other Party in connection with this Agreement, whether or not specifically designated as proprietary by the transferring Party.  Proprietary Materials of Enteris shall include the Enteris DMF and all contents contained therein.

“Recipient Party” shall have the meaning set forth in Section 4.8.

“Recipients” shall have the meaning set forth in Section 4.1.

“Regulatory Approval” means (a) in the United States, approval by the FDA of an NDA or similar application for marketing approval, and satisfaction of all related applicable FDA registration and notification requirements, if any, or (b) in any other country in the Territory, approval by Regulatory Authorities (including pricing and reimbursement approvals) having jurisdiction over such country of a single application or set of applications comparable to an NDA and satisfaction of all related applicable regulatory and notification requirements required for the marketing and sale of pharmaceuticals in such country.

“Regulatory Authority” means any national, international, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing, pricing, sale or reimbursement of the Product in the Territory, including the FDA and the EMA.

“Regulatory Filing” means, collectively: (a) any IND, NDA, MAA, establishment license application, drug master file, application for designation as an “Orphan Product(s)” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FDCA (21 U.S.C. § 356), for “Breakthrough Therapy” status under Section 506 of the FDCA (21 U.S.C. §356), or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FDCA (21 U.S.C. § 355(b)(4)(B)) and all other similar filings (including counterparts of any of the foregoing in any country or region in the Territory); (b) all supplements and amendments to any of the foregoing; and (c) all data and other information contained in, and correspondence relating to, any of the foregoing.

“Royalty Buyout” or “Royalty Buyouts” shall have the meaning set forth in Section 6.5(c)(ii).

“Royalty Term” shall have the meaning set forth in Section 6.5(a).

“Securities Act” shall have the meaning set forth in Section 6.5(c)(iii).

“Significant Development Event”  means any of the following material Development events, a summary of which shall be included in any summary report: (a) any material interaction and/or written correspondence between Cara and any Regulatory Authority with respect to the Manufacture of a Product; (b) any material event with respect to any clinical trial involving the Manufacture of a Product; and (c) any material result obtained in the conduct of any clinical trial involving the Manufacture of a Product during the period covered by the Development report.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

“Stock Purchase Agreement” means that certain common stock purchase agreement, in the form set forth in Exhibit B of this Agreement, that is entered into by the Parties concurrently with entry into this Agreement; for clarity, the Stock Purchase Agreement is not incorporated into or made part of this Agreement.

“Sub-licensee” means any Third Party to which Cara grants (directly or indirectly) a sublicense in accordance with Section 2.2.

“Sublicense Agreement” means any agreement by and between Cara and a Sub-licensee, and any agreement between any of Cara’s Sub-licensees and a further Sub-licensee, and all additional downstream sublicense agreements thereafter, that are entered into in accordance with Section 2.2.

“Successful Completion” means the delivery of the meeting minutes from the FDA for the End of Phase 2 Meeting allowing for the continuation into Phase 3 clinical trials on Product.

“Term” shall have the meaning set forth in Section 8.1.

“Territory” means the United States (“U.S.”) and the rest of world excluding Japan and South Korea.

“Third Party” means any Party other than Cara and Enteris and their respective Affiliates.

“Transferring Party” shall have the meaning set forth in Section 4.8.

“Two Year Royalty Buyout” shall have the meaning in Section 6.5(c)(ii).

“VWAP” shall have the meaning set forth in Section 6.1.

ARTICLE 2

LICENSE GRANT

2.1       Grant of License to Cara. Subject to the terms of this Agreement, Enteris hereby grants to Cara a non-exclusive, royalty-bearing license, including the right to grant sublicenses through multiple tiers as provided in Section 2.2, under the Licensed Technology, to Develop, Manufacture, and Commercialize Products in the Territory for use in the Field.

2.2       Right to Sublicense. Cara shall have the right to grant sublicenses through multiple tiers under the license granted to it under Section 2.1 to any of Cara’s Affiliates and to any Third Parties (including the rights of Sub-licensees to grant further sublicenses) for the Development and Commercialization of Products in the Territory in the Field, including for Manufacture of Product by a CMO; provided that (i) Cara shall not be relieved of any of its obligations under this Agreement; (ii) Cara shall secure all appropriate covenants, obligations and rights from any such Sub-licensee, including licenses, assignment of intellectual property rights and confidentiality obligations, to ensure that such Sub-licensee is subject to, and complies with,

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all of Cara’s applicable covenants and obligations under this Agreement; (iii) Cara shall be responsible for the performance of its obligations under this Agreement and shall use Commercially Reasonable Efforts to enforce the obligations of each Sub-licensee under the relevant Sublicense Agreement, including the performance of activities required, the making of all payments due and the making of any reports under this Agreement with respect to sales of Product by such Sub-licensee, and such Sub-licensee’s compliance with provisions of Sections 2.1, 2.6, 5.1, 5.4, 5.5, 5.7 and Article 4 of this Agreement; (iv) Cara shall require such Sub-licensee to retain such books and records, and Cara agrees that Cara will audit the books and records of any Sub-licensee, at Enteris’ request and expense, in accordance with the provisions of Section 6.7; (v) Cara shall provide Enteris with a copy of any such Sublicense Agreement executed by Cara pursuant to this Section 2.2 within [***] after execution; provided, that, the financial terms and any other confidential terms of any such Sublicense Agreement may be redacted to the extent not relevant to the determination or enforcement of Enteris’ rights under this Agreement; and (vi) Cara shall provide written notice to Enteris of such Sub-licensee within [***] after execution, but not in order to seek approval.  All obligations of Cara under this Section 2.2  shall apply mutatis mutandis to all Sub-licensees of Cara that further sublicense their rights and obligations under this Agreement to further Sub-licensees, and Cara shall require each of its Sub-licensees to include appropriate provisions in such further sublicense.

2.3       Rights in Bankruptcy. All licenses and rights to licenses granted under or pursuant to this Agreement by Enteris to Cara are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code.

2.4       Disclosure of Technology. Enteris shall provide periodic written notice and disclosure to Cara of any and all Licensed Technology that is necessary or useful for the Manufacture, use or sale of the Product that is or comes under the Control of Enteris on or after the Effective Date and during the Term of the Agreement, except in the event that Cara exercises its Royalty Buyout, Enteris shall only provide notice to Cara under this Section 2.4 of any Licensed Technology that comes under the Control of Enteris after the Effective Date and on or prior to the date on which Enteris receives a payment from Cara in connection with the Royalty Buyout.

2.5       Retained Rights. Subject to the other terms of this Agreement, Enteris hereby retains the right to use and/or practice the Licensed Technology to develop, manufacture, or commercialize or have developed, manufactured, or commercialized any product (other than the Product) and for any and all uses either inside or outside of the Field and to otherwise exploit the Licensed Technology for any and all uses outside of the license grant.

2.6       Use of Licensed Technology. Cara hereby agrees that (a) it shall not use or practice the Licensed Technology for any purpose other than exercising its rights and performing its obligations under this Agreement; and (b) except for the rights expressly set forth in this Agreement, Cara is not granted any rights, title or interest in or to such Licensed Technology.

2.7       Negative Covenant. In order to preserve the economic value of the business deal in this Agreement for each Party, Enteris covenants that during the Term, it and its Affiliates shall not grant any third party generic manufacturer of pharmaceutical or drug products any license

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or other rights (such as a covenant not to sue) under the Licensed Technology to Develop, Manufacture, or Commercialize any drug products containing the Drug in the Territory for use in the Field; provided that, the foregoing covenant shall automatically terminate, and this Section 2.7 shall thereafter be of no force and effect, if none of Cara or its Affiliates or Sub-licensees have launched a commercial Product by [***].

ARTICLE 3

DEVELOPMENT, REGULATORY AND COMMERCIALIZATION

3.1       Manufacture by Enteris.  Enteris shall continue to perform its obligations under the Manufacturing Services Agreement in accordance with the terms thereof, including manufacture and supply requirements for Drug products for ongoing and (if applicable) future Phase 1 and Phase 2 clinical trials, until termination of such agreement.  For clarity, the first sentence of Section 2.5 and the first sentence of Section 4.1(b) of the Manufacturing Services Agreement are hereby terminated.

3.2       Technology Transfer by Enteris.

(a)        Enteris acknowledges that the transfer of all Licensed Technology existing as the Effective Date is critical to Cara’s ability to exercise its rights and receive its benefits under this Agreement. Enteris hereby covenants that it shall complete the transfer of all such Licensed Technology, subject, however, to the cooperation, resources and efforts of Cara's CMO to fully and effectively receive such technology transfer, commencing on a date as reasonably specified by Cara, and Enteris shall use diligent, good faith efforts to complete such technology transfer, including achieving the Completion of Analytical Procedures Transfer and Completion of Manufacturing Processes Transfer, as soon as reasonably practicable thereafter.  Cara shall cause its CMO to use diligent, good faith efforts to accept the technology transfer, and the Parties shall (and Cara shall cause its CMO to) work collaboratively and in good faith to conduct the full, accurate, and complete technology transfer under the Project Plan through the Completion of Analytical Procedures Transfer and Completion of Manufacturing Process Transfer.

(b)       The Parties agree that the fee for the work as set forth under Section I of the Project Plan as of the Effective Date (Completion of Analytical Procedures Transfer) is [***]. Prior to commencement of the transfer of the manufacturing process, fees for all work contemplated under Section II of the Project Plan (Transfer of Manufacturing Process) shall be proposed by Enteris and agreed to by Cara, and such fees shall be commercially reasonable and typical for similar technology transfer work. In the event that Cara reasonably determines that additional technology transfer work by Enteris – beyond the tasks generally set forth in the then-current Project Plan – are needed to enable the CMO successfully to complete manufacture of amounts of Product as specified in and in accordance with the criteria in Section II (Transfer of Manufacturing Process) of the Project Plan to achieve Completion of Manufacturing Process Transfer, then the Parties shall discuss and agree reasonably and in good faith on such additional work required to be conducted by the Parties (and, if applicable, any CMO selected by Cara) to satisfy all the

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acceptance criteria in the Project Plan, and a timeline and budget for such work (with the Enteris fees for such additional Enteris work to be commercially reasonable and typical for similar technology transfer work), in each case in accordance with Section 3.2(c). Notwithstanding the foregoing, any additional work performed by Enteris in furtherance of the analytical procedures transfer under Section I of the initial Project Plan, but not set forth in Section I of the Project Plan as of the Effective Date, shall not be included in the [***] fee, and the fee for such additional work shall be commercially reasonable and typical for similar technology transfer work. All payments due under this Section 3.2 shall be paid upon Completion of the Analytical Procedures Transfer or Completion of the Manufacturing Process Transfer, as applicable.

(c)       Cara shall request additional services to the Project Plan in writing, detailing the proposed changes to the services (“Change of Scope”). Within [***] of Enteris’ receipt of such proposed Change of Scope, Enteris shall provide Cara with a cost and time estimate for performing the additional services as proposed, and the fees for such work, which costs and fees shall be commercially reasonable and typical for similar work.  The Parties shall jointly review and discuss the proposed Change of Scope, costs, fees and time estimate reasonably and in good faith.  Such additional services shall become part of the Project Plan upon execution by both Parties of the Change of Scope.   Any disagreements with respect to the Change of Scope shall be subject to Section 11.1.

(d)       For purposes of this Section 3.2, Cara shall ensure that any CMO of Cara is subject to confidentiality provisions comparable in scope to Article 4 with respect to the transfer by Enteris to Cara and its CMO of information and Know-how under Section 3.2. Enteris does not represent or warrant that the use of, or results from, the analytical procedures or manufacturing processes will satisfy the requirements of any Regulatory Authority at the time of submissions of any Regulatory Filings to any such Regulatory Authority.

3.3       Cara’s Rights and Obligations.

(a)        Except as provided in Section 3.1, Cara shall have the sole right and responsibility, at its sole cost and expense, and in its sole discretion, for the Development, Manufacture and Commercialization of Products for use in the Field and in the Territory.

(b)       Cara shall have the sole right and responsibility, at its sole cost and expense, and in its sole discretion, during the Term to Develop, seek Regulatory Approval, and (if Regulatory Approval is achieved) Commercialize Products in the Field in the Territory and shall, in its sole discretion, commit such resources (including employees, consultants, contractors, facilities, funding, equipment and materials) as it determines are necessary or appropriate to conduct such Development and Commercialization activities.

(c)        Cara shall provide Enteris with written reports describing in reasonable summary its Development activities and Commercialization activities with respect to the Products in the Territory and the results of such activities on an annual basis, with the first report being due [***] after the Effective Date, which reports shall include a reasonable

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summary of: (a) all Development and Commercialization activities conducted with respect to the Product (including the status of any clinical trials) and any launch plans (including expected date of first commercial sales of Product); (b) the Regulatory Filings with respect to such Products that Cara or any of its Affiliates have filed, sought or obtained in the prior [***] period or reasonably expect to make, seek or attempt to obtain in the following [***] period in the Territory, and (c) any Significant Development Events applicable to the Product. The reports shall also include a summary of all material questions asked by any Regulatory Authority to Cara regarding the Licensed Technology and of Cara’s responses thereto.  For purposes of clarity, the obligation to provide summary reports hereunder does not affect or supersede any such reporting or disclosure obligations of Cara as set forth in the Manufacturing Services Agreement.

3.4       Regulatory Responsibility. Cara (and including its Affiliates and Sub-licensees) shall have the sole right and responsibility, at its and their sole discretion for (a) preparing, filing and maintaining all Regulatory Filings for Products in its own name in the Territory; provided that Enteris shall prepare, file and solely and exclusively own the Enteris DMF and all contents therein, and Cara shall have no ownership interest whatsoever in the Enteris DMF or the contents therein, and (b) reporting to Regulatory Authorities all adverse events and serious adverse events occurring in any clinical trials conducted by Cara related to any Products, to the extent required by Applicable Laws.  Enteris agrees to provide Cara with all information contained in the Enteris DMF, and in any analogous regulatory filing or documents in any other jurisdiction, to facilitate Cara’s Regulatory Filings in jurisdictions where the Enteris DMF is not recognized, subject to Section 4.8, it being understood that such information is deemed Proprietary Materials of Enteris.

3.5       Recalls. If any Regulatory Authority issues or requests a recall or takes similar action in connection with any Product in the Territory, or if Cara (or and its Affiliate or Sub-Licensee) reasonably believes that an event, incident or circumstance has occurred that may result in the need for a recall, market withdrawal or other corrective action regarding the Product, Cara shall promptly advise Enteris thereof by telephone or facsimile.  Following such notification, Cara (or and its Affiliate or Sub-Licensee) shall decide and have control of whether to conduct a recall or market withdrawal (except in the event of a recall or market withdrawal mandated by a Regulatory Authority, in which case it shall be required) or to take other corrective action in any country and the manner in which any such recall, market withdrawal or corrective action shall be conducted; provided, that, Cara shall keep Enteris regularly informed regarding any such recall, market withdrawal or corrective action.  All expenses incurred by Cara in connection with any such recall, market withdrawal or corrective action (including, without limitation, expenses for notification, destruction and return of the affected Product and any refund to customers of amounts paid for such Product) shall be the sole responsibility of Cara.

3.6       Safety Information.  Each Party shall disclose to other Party any and all information of which that Party (or its Affiliate) becomes aware relating to any safety issues for formulations using or based on the Licensed Technology, which reasonably may impact the safety of Product, such disclosure to be made promptly after the Party becomes aware thereof.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

3.7       Reference Rights. Cara (and its Affiliates and Sub-Licensees) shall have (i) the right of reference to the Enteris DMF and the information therein, and (ii) the right to reference the information contained in the Enteris DMF in all of Cara’s (and its Affiliates and Sub-Licensees) Regulatory Filings in jurisdictions where the Enteris DMF is not recognized, in each case solely for the purpose of exercising, using and practicing the licenses and other rights granted to Cara pursuant to this Agreement, provided that Cara shall bear any expenses (including expenses of Enteris) in respect of exercising any such right of reference.

ARTICLE 4

CONFIDENTIALITY, PUBLICITY, PUBLICATIONS

4.1       Confidentiality. Each Party agrees that, during the Term and for a period of [***] thereafter, it and its Affiliates shall keep confidential and shall not publish or otherwise disclose to any Third Party and shall not use for any purpose other than to exercise its rights or perform its obligations under this Agreement or the Project Plan any Confidential Information furnished to it or its Affiliate by the other Party or its Affiliate pursuant to this Agreement or the Project Plan, except to the extent expressly authorized by this Agreement or the Project Plan, or as otherwise agreed to in writing by the Parties. Each Party shall further require its Affiliates, and its and their respective directors, officers, employees, agents, consultants, sublicensees, contractors, partners, acquirors, assignees, and distributors (collectively, “Recipients”) who receive the other Party’s Confidential Information to agree, in writing, to be bound by duties and obligations of confidentiality and non-use no less stringent than those contained in this Section 4.1.  The foregoing confidentiality and non-use provisions will apply over any preceding obligations of confidentiality between Enteris and Cara, including those set forth in the Manufacturing Services Agreement. The foregoing confidentiality and non-use obligations do not apply to any particular portion of the disclosing Party’s Confidential Information that the receiving Party can demonstrate by competent written proof:

(a)       was already known to or otherwise in the possession of, the receiving Party, other than under an obligation of confidentiality, prior to the time of disclosure by the disclosing Party or its Affiliate, as evidenced by contemporaneous writing;

(b)       was part of the public domain at the time of its disclosure to the receiving Party or any of its Recipients;

(c)        became part of the public domain after its disclosure and other than through any act or omission of the receiving Party or any of its Recipients in breach of this Agreement;

(d)       was disclosed to the receiving Party on a non-confidential basis by a Third Party who, to the receiving Party’s knowledge after due inquiry, had a legal right to make such disclosure; or

(e)        was independently discovered or developed by the receiving Party or its Affiliate without aid, application, reference to or use of the disclosing Party’s Confidential

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Information, as evidenced by a contemporaneous writing dated prior to the time of disclosure by the disclosing Party or its Affiliate.

4.2       Authorized Disclosure. Notwithstanding the obligations set forth in Section 4.1, a Party or its Affiliate may disclose the other Party’s Confidential Information and the terms of this Agreement to the extent:

(a)        such disclosure is reasonably necessary (i) for the filing or prosecuting of Patent Rights as contemplated by this Agreement; (ii) to comply with the requirements of Regulatory Authorities with respect to obtaining and maintaining Regulatory Approval of a Product or submission of information to tax or other Governmental Authorities; (iii) for prosecuting or defending litigation as contemplated by this Agreement; or (iv) complying with Applicable Law;

(b)       such disclosure is reasonably necessary to its officers, directors, employees, agents, consultants, contractors, licensees, sublicensees, attorneys, accountants, sources of debt or equity financing, insurers or licensors who need to know such information in order for such Party to perform its obligations or exercise its rights under this Agreement, and to potential acquirers, merger partners, strategic partners, or sources of debt or equity financing, and their professional advisors, for use in diligence and related activities in the proposed transaction(s); provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use, or by equivalent professional ethical obligations, no less stringent than those of this Agreement with a reasonable duration based on customary terms;

(c)        such disclosure is reasonably necessary to any bona fide potential or actual investor, acquiror, merger partner or other financial or commercial partner for the sole purpose of evaluating an actual or potential investment, acquisition or other business relationship; provided that, in each case, the disclosees are bound by written obligations of confidentiality and non-use no less stringent than to those of this Agreement with a reasonable duration based on customary terms, and further provided that in the case of any such disclosure of Confidential Information to any actual or potential competitor of either Party, all competitively sensitive information (including, for the avoidance of doubt, all financial information) herein shall be redacted until, subject to Applicable Laws, the execution of a definitive agreement with such actual or potential competitor to implement a transaction with the receiving Party is imminent; or

(d)       such disclosure is reasonably necessary to comply with Applicable Laws, including regulations promulgated by applicable security exchanges, court order, administrative subpoena or other order.

(e)        Notwithstanding the foregoing, if a Party or its Affiliate is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 4.2(a)(iii)-(iv) or 4.2(d), then such Party shall (i) promptly notify the other Party of such required disclosure, (ii) give the other Party an opportunity to seek confidential treatment and, upon the other Party’s request, such Party and its Affiliates shall use reasonable efforts to obtain,

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or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure and (iii) if the other Party is unsuccessful in its efforts pursuant to subsection (ii), disclose only that portion of the Confidential Information that such Party is legally required to disclose.

4.3       Employees and Consultants. Enteris and Cara each hereby represents that all of its employees and consultants, and all of the employees and consultants of its Affiliates, who have access to Confidential Information of the other Party are or will, prior to having such access, be bound by written obligations to maintain such Confidential Information in confidence. Each Party agrees to use, and to cause its Affiliates to use, Commercially Reasonable Efforts to enforce such obligations and to prohibit its employees and consultants from using such information except as expressly permitted hereunder. Recipient party will be liable to the other for any disclosure or misuse by its employees of Confidential Information of the disclosing Party.

4.4       Publicity.  The Parties shall, upon the execution of this Agreement, issue a joint press release with respect to this Agreement in a form mutually agreeable by both Parties, and each Party may make subsequent public disclosure of the contents of such press release without further approval of the other Party.  After release of such press release, if either Party or its Affiliate desires to make a public announcement concerning the existence or terms of this Agreement, or any clinical or regulatory announcements, early notification of such public announcement by the proposing Party shall be given in writing to the other Party at least [***] before the proposed disclosure date and a draft of such public announcement shall be sent to the commenting Party for its review and comment at least [***] before the proposed disclosure date, but subject to Section 4.5.  Under no circumstances shall any competitively sensitive information contained in this Agreement (including all financial information, including total value of this Agreement) be disclosed, except as otherwise provided in Section 4.5.

4.5       Public Filings. The Parties acknowledge that either or both Parties may be obligated to file under Applicable Laws a copy of this Agreement with the U.S. Securities and Exchange Commission or other Governmental Authorities. Each Party shall be entitled to make such a required filing, provided that it requests confidential treatment of the commercial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party.  In the event of any such filing, each Party will provide the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment and shall reasonably consider and incorporate the other Party’s reasonable comments thereon to the extent consistent with the legal requirements, with respect to the filing Party, governing disclosure of material agreements and material information that must be publicly filed.  Further, each Party acknowledges that the other Party, or its successor, may be required by Applicable Laws to make public disclosure of events or results of activities under this Agreement, and that such disclosures may be made, if required by such Applicable Laws, prior to the expiration of the notice periods in Section 4.4., provided that a Party (or successor) shall not, in any such public disclosure, disclose any of the other Party’s Confidential Information, unless such Party is required by Applicable Law to make such a public disclosure of such particular information.  In such event, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable so as to provide a reasonable opportunity to comment thereon, and such Party required to make the disclosure shall consider all comments from such other Party

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in good faith, and shall in any event only disclose such information of the other Party as is required by Applicable Law to be disclosed publicly in such manner.

4.6       Publications and Presentations.  Except for disclosures permitted pursuant to Section 4.4 or Section 4.5, if a Party wishes to make a publication relating to activities conducted under this Agreement or the results of such activities hereunder, and such publication would disclose Confidential Information of the other Party,  (a) it shall deliver to the other Party a copy of any such proposed written publication or an outline of a proposed oral disclosure at least [***] prior to submission for publication or presentation, (b) the reviewing Party shall have the right to require a delay of up to [***] in publication or presentation in order to enable patent applications to be filed protecting such reviewing Party’s rights in potentially patentable inventions that are owned by such Party and that would be publicly disclosed by the publication of the information in such publication, and (c) such reviewing Party shall have the right to prohibit disclosure of any of its Confidential Information in any such proposed publication or presentation.  In any such publication or presentation by a Party, the other Party’s contribution shall be duly recognized, in accordance with customary industry standards.  For clarity, Cara is free to make publications about its (and its Affiliates’ and Sub-licensees’) activities under this Agreement, and results of such activities, without review by Enteris, provided that such publications do not disclose Confidential Information of Enteris.  Further, Enteris covenants that it and its Affiliates shall not publish (or permit publication of) any non-public information relating to Cara’s (and its Affiliate’s and Sub-licensee’s) activities under this Agreement, or the results of such activities, without the prior written consent of Cara, such consent not to be unreasonably withheld.

4.7       Permitted Publications. Notwithstanding Sections 4.4 through  4.6, either Party may include in a public disclosure or in a scientific or medical publication or representation, without prior delivery to or approval by the other Party, any information which has previously been included in a public disclosure or scientific or medical publication that has been approved or otherwise made pursuant to Section 4.4 or 4.5 or reviewed pursuant to Section 4.6 or published or publicly disclosed by the other Party. A Party relying on this Section 4.7 shall bear the burden of establishing that information has previously been included in a public disclosure or scientific or medical publication that has been approved pursuant to Section 4.4 or 4.5 or reviewed pursuant to Section 4.6 or published or publicly disclosed by the other Party.  For clarity, Cara (and its Affiliates and Sub-licensees) retain the full rights to publish clinical and other data and results relating to Drug or Product without consent of or comment by Enteris, provided that such publications do not disclose Enteris Confidential Information.   Cara and Enteris each may further disclose or publish that Cara and Enteris are parties to this Agreement and the general scope of the rights granted hereunder, but excluding any financial terms or the total value of the Agreement.

4.8       Use of Proprietary Materials. From time to time during the Term, one Party (the “Transferring Party”) may supply the other Party (the “Recipient Party”) with Proprietary Materials of the Transferring Party for use in the Manufacture or Development of a Product.  In connection therewith, each Recipient Party hereby agrees that: (a) it shall not use such Proprietary Materials for any purpose other than exercising its rights or performing its obligations hereunder; (b) it shall use such Proprietary Materials only in compliance with all Applicable Laws; (c) it shall not transfer any such Proprietary Materials to any Third Party without the prior written consent of the Transferring Party, except for (i) the transfer of Products for use in clinical trials or

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

(ii) in a transaction expressly permitted hereby (such as transfer by Cara to its CMO); (d) the Recipient Party shall not acquire any right of ownership or title in or to such Proprietary Materials as a result of such supply by the Transferring Party; and (e) upon the expiration or termination of this Agreement, the Recipient Party shall, if and as instructed by the Transferring Party, either destroy or return any such Proprietary Materials that are not the subject of the grant of a continuing license under this Agreement.

ARTICLE 5

INTELLECTUAL PROPERTY RIGHTS

5.1       Enteris Rights. Enteris shall own all rights, title, and interest on a worldwide basis in and to the Licensed Patent Rights and Licensed Know-how, including any Improvements (including any Patent Rights claiming or covering such Improvements) regardless of inventorship, used to formulate, develop or otherwise exploit the Drug or Product, and Enteris retains all rights to prosecute and maintain the Licensed Patent Rights at its sole discretion and sole expense.  Cara shall cooperate with and assist Enteris in all reasonable respects, at Enteris’ expense, in connection with Enteris’ preparation, filing, prosecution (including review and comments regarding responses to office actions and/or official actions from worldwide patent offices) and maintenance of such Licensed Patent Rights, including by obtaining assignments to reflect chain of title consistent with the terms of this Agreement, gaining United States patent term extensions, supplementary protection certificates and any other extensions that are now or become available in the future wherever applicable to such Licensed Patent Rights.

5.2       Cara Rights. Cara shall own all rights, title, and interest on a worldwide basis in and to any Inventions, other than Improvements, including any Patent Rights claiming or covering any such Invention, and Cara shall retain all rights to prosecute and maintain such Patent Rights in its sole discretion and sole expense.  Further, and notwithstanding the foregoing, Cara shall own the overall formulation of the Product, provided that Enteris shall retain ownership of all Licensed Technology that claims or is incorporated in such formulation.  Notwithstanding the foregoing, Cara acknowledges that a license shall be required with respect to any formulation to the extent that the formulation uses or practices issued patents or Confidential Information of Enteris in the Licensed Technology (excluding any Confidential Information that is subject to any of the exceptions in subsections 4.1(a)-(e)).

5.3       Notice; Inventorship.  Cara hereby agrees to promptly notify Enteris of the conception or reduction to practice of any Improvements made by or on behalf of  Cara and to promptly execute any documents that may be necessary to perfect Enteris’ ownership and rights in and to any such Improvements. In case of a dispute between the Parties over whether any particular Invention is an Improvement, such dispute shall be resolved according to U.S. patent law pursuant to Article 11, with an arbitration (if conducted) by patent counsel mutually selected by the Parties who (and whose firm) is not at the time of the Dispute, and was not at any time during the [***] prior to such Dispute, performing services for either of the Parties.  Expenses of the patent counsel shall be shared equally by the Parties.  With respect to any Inventions that are Improvements, Cara, its Affiliates and Sub-licensees, and their respective employees,

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subcontractors and contractors, and agents, shall assign, and do hereby irrevocably and perpetually assign, to Enteris, all worldwide rights, title and interest in and to all such Improvements (including all Patent Rights or other intellectual property rights relating thereto).

5.4       Third Party Infringement.

(a)        Notice. If either Party becomes aware of any suspected infringement or misappropriation of any Licensed Technology that cover the Development, Manufacture or Commercialization of the Product anywhere in the Territory (each, an “Infringement”), that Party shall promptly notify the other Party within [***] and provide it with all details of such Infringement of which it is aware, excluding privileged information (each, an “Infringement Notice”).

(b)       Enteris Right to Enforce. Enteris shall have the first right, but not the obligation, to address such Infringement in the Territory that involves such Licensed Technology by taking reasonable steps, which may include the institution of legal proceedings or other action, and to compromise or settle such Infringement (each, an “Infringement Response”); provided, that: (A) Enteris shall keep Cara fully informed about such Infringement Response and Cara shall provide, at Enteris’ expense all reasonable cooperation to Enteris in connection with such Infringement Response; (B) Enteris shall not take any position with respect to, or compromise or settle, any such Infringement in any way that is reasonably likely to directly and adversely affect the scope, validity or enforceability of any such Licensed Technology, without the prior consent of Cara, which consent shall not be unreasonably withheld, conditioned or delayed; and (C) if Enteris does not intend to prosecute or defend an Infringement, or ceases to diligently pursue an Infringement Response with respect to such an Infringement, it shall inform Cara in such a manner that such Infringement Response will not be prejudiced and Section 5.4(c) shall apply.  [***]

(c)        Cara’s Right to Enforce.  If (A) Enteris informs Cara in writing that it does not intend to prosecute any Infringement Response with respect to any such Infringement, (B) within [***] after the receipt of notice of any such Infringement, Enteris has not commenced to take any Infringement Response with respect thereto, or (C) if Enteris does not diligently pursue any such Infringement Response, then, unless Enteris provides Cara with a commercially reasonable justification for its delay of such Infringement Response, and provided that such delay will not adversely affect the scope, validity or enforceability of the Licensed Technology subject to the Infringement and will not materially affect Cara’s Commercialization of Product, Cara shall have the right, at its own expense, upon written notice to Enteris to take appropriate action to address such Infringement, including by initiating an Infringement Response or taking over prosecution of any legal proceedings initiated by Enteris. In that event, Cara shall keep Enteris fully informed about such Infringement Response and shall consult with Enteris before taking any major steps during the conduct of that Infringement Response. Enteris shall provide reasonable cooperation to Cara in connection with that Infringement Response. Cara shall not take any position with respect to, or compromise or settle, such Infringement in any way that is reasonably likely

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to directly and adversely affect the scope, validity or enforceability of such Licensed Technology. [***]

(d)       Right to Representation. Each Party shall have the right to participate and be represented by counsel that it selects, in any Infringement Response instituted under Section 5.4(b) or 5.4(c) by the other Party. If a Party with the right to initiate an Infringement Response under Section 5.4 to eliminate an Infringement lacks standing to do so and the other Party has standing to initiate such action, then the Party with the right to initiate an action under Section 5.4 may name the other Party as plaintiff in such action or may require the Party with standing to initiate such Infringement Response at the expense of the other Party.

(e)        Cooperation. In any Infringement Response instituted under this Section 5.4, the Parties shall cooperate with and assist each other in all reasonable respects. Upon the reasonable request of the Party instituting that Infringement Response, the other Party shall join such Infringement Response and shall be represented using counsel of its own choice, at the requesting Party’s expense.

(f)        Allocation of Recoveries. Any settlements, damages or monetary awards (“Recovery”) recovered by either Party pursuant to any Infringement Response shall, after reimbursing the Parties for their reasonable out-of-pocket expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), [***].

5.5       Defense of Claims. If any action, suit or proceeding is brought against either Party or any Affiliate of either Party alleging the infringement of the Know-how or Patent Rights of a Third Party by reason of the Development, Manufacture or Commercialization of any Product, such Party shall notify the other Party within [***] of the earlier of (a) receipt of service of process in such action, suit or proceeding, or (b) the date such Party becomes aware that such action, suit or proceeding has been instituted, and the Parties shall meet as soon as possible to discuss the overall strategy for defense of such matter.  Except as otherwise agreed in writing by the Parties, the Party alleged to have infringed, or whose Affiliate or Sub-licensee is alleged to have infringed, shall have the obligation to defend such action, suit or proceeding at its sole expense, and in its sole discretion; the other Party shall have the right to separate counsel at its own expense in any such action, suit or proceeding, provided that its intellectual property rights are actually at issue in the action or proceeding, and that it shall not interfere or compromise the defending Party’s defense of such action.  In any such action or proceeding, the Parties shall cooperate with each other in all reasonable respects in the defense of any such action, suit or proceeding.  All such expenses with respect to any such action, suit or proceeding in the Territory shall be borne solely by the Party defending such action, suit or proceeding.  Each Party shall promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party including all material documents filed in any related litigations as to such infringement that are reasonably needed by the other Party, but excluding confidential or privileged communications or documents.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

5.6       Patent Term Extension. The Parties shall cooperate with each other in obtaining patent term extensions or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Licensed Patent Rights. Such cooperation shall include diligently and timely conferring and coordinating with respect to such matters to ensure compliance with applicable filing deadlines, and agreeing on procedures to be followed by the Parties to ensure such compliance. In the event that elections with respect to obtaining such patent term extension are to be made, Enteris shall have the right to make the election with respect to Licensed Patent Rights.

5.7       Patent Marking. Cara agrees to mark, and to cause its Affiliates and Sub-licensees to mark, Products sold in the U.S. with all applicable U.S. patent numbers in issued Patent Rights that claim the Product (or its manufacture), and to mark Products shipped to or sold in other countries, in each case to comply with the patent laws and practices of the countries of manufacture, use and sale.  Such marking may be on the packaging for the Products, if permitted by Applicable Laws.

ARTICLE 6

CONSIDERATION

6.1       Upfront Fee. In consideration of the grant by Enteris to Cara of the license in Section 2.1, Cara shall pay Enteris or Enteris’ designees (as contemplated by the Stock Purchase Agreement) a non-refundable, non-creditable upfront fee in an aggregate amount equal to eight million dollars ($8,000,000), fifty percent (50%) of which shall be payable by transfer of immediately available funds, within five (5) days of execution of this Agreement, in accordance with the wire transfer instructions set forth in Exhibit A, attached hereto and incorporated herein, and the invoice provided in writing by Enteris to Cara prior to the Effective Date, and the other fifty percent (50%) of which shall be paid in Cara stock issued by Cara to Enteris, or its designee, pursuant to the terms of the Stock Purchase Agreement.

6.2       Milestone Payments. Cara shall make the following non-refundable, non-creditable one-time payments to Enteris within [***] after the first achievement of each of the following milestone events with respect to Cara’s first Product (or Products, cumulatively, in the case of sales milestones) (whether such milestone is achieved by Cara or its Affiliate or Sub-licensee) utilizing the Licensed Technology, regardless of indication:

	Milestone Event	Payment
($ U.S. Dollars)
Milestone #1	[***]	$[***]
Milestone #2	[***]*	$[***]

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Milestone #3	[***]	$[***]
Milestone #4	[***]	$[***]
Milestone #5	[***]	$[***]
Milestone #6	[***]	$[***]
Milestone #7	[***]	$[***]

*[***]

6.3       [***]

6.4       Notice and Payment of Milestones. Cara shall provide Enteris with prompt written notice, in any event within [***] thereafter, upon Cara’s knowledge of the occurrence of each milestone event set forth in Section 6.2.  If Enteris believes any such milestone event has occurred and has not received a written notice of same from Cara, it shall so notify Cara and shall provide to Cara documentation or other information that support its belief.  Any dispute under this Section 6.4 that relates to whether or not a milestone event has occurred shall be resolved by discussion and, if needed, arbitration in accordance with Article 11.  If Cara determines that there is a reasonable likelihood of a particular milestone event being achieved on or about a particular date, Cara shall use reasonable efforts to provide advance notice thereof to Enteris, which notice shall be provided solely for Enteris’ planning purposes and shall not be construed as a representation, warranty or covenant by Cara that such milestone event will occur when anticipated, or at all.  Each milestone payment under Section 6.2 shall only be payable once, and, for clarity, the total amount of milestones payable under Section 6.2 shall not exceed $[***].

6.5       Payment of Royalties; Accounting and Records.

(a)        Payment of Royalties. Cara shall pay Enteris a tiered royalty on the applicable amount of Net Sales of Products in each Calendar Year (or partial Calendar Year) at the following rates:

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Aggregate Amount of Net Sales in	Royalty Rate (%)
a Calendar Year for All Products
in All Indications
Amount of annual Net Sales [***]	[***]%
Amount of annual Net Sales [***]	[***]%

[***]

(b)       Royalty Reductions. For sales of Product in countries where there is no valid claim in an issued patent in the Licensed Patent Rights that covers the Product, royalties for such Product in such country will be paid on Net Sales of such Product in such country at [***] of the royalty rate otherwise applicable to such Net Sales in the above schedule.

(c)        Royalty Buyout.

(i)         On or before the first (1st) anniversary of the Effective Date, Cara shall have the right, but not the obligation, to terminate its obligation to pay any royalties by paying to Enteris or Enteris’ designees (as contemplated by the Stock Purchase Agreement) the sum of [***] payable in cash (the “One Year Royalty Buyout”).

(ii)       After the first (1st) anniversary of the Effective Date but on or before the second (2nd) anniversary of the Effective Date, Cara shall have the right, but not the obligation, to terminate its obligation to pay any royalties by paying to Enteris or Enteris’ designees (as contemplated by the Stock Purchase Agreement) the sum of [***] payable in cash (the “Two Year Royalty Buyout”, collectively with the One Year Royalty Buyout, the “Royalty Buyouts”, and each a “Royalty Buyout”).

(iii)      If either (x) Cara is a “well-known seasoned issuer,” as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as of the date of the exercise of the Royalty Buyout, or (y) (i) the staff of the Division of Corporation Finance of the U.S. Securities and Exchange Commission has issued to Cara a no-action letter regarding the commencement of the holding period under Rule 144(d) promulgated under the Securities Act for such shares of Cara stock as are otherwise issuable at the election of Cara as partial payment of the Royalty Buyout as permitted under this Section 6.5(c)(iii), and such no-action letter permits tacking of such holding period back to the date of this Agreement, and (ii) sufficient time has passed since the date of this Agreement (and all other requirements under Rule 144 are met) to permit the holders of the stock to be issued by Cara in relation to the Royalty Buyout to sell all such shares on the date of Cara’s exercise of such option in compliance with Rule 144 under the Securities Act without any restrictions, then Cara shall have the option, but not the

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obligation, to pay fifty percent (50%) of the Royalty Buyout amount by issuing Cara stock to Enteris or its designee pursuant to the Stock Purchase Agreement.

(iv)       In order to exercise a Royalty Buyout, Cara shall notify Enteris and, if the option to partially pay in Cara stock as permitted by Section 6.5(c)(iii) above is exercised by Cara, EBP Holdco LLC and any designees of Enteris and EBP Holdco LLC,  in writing that it is paying the Royalty Buyout and shall pay such Royalty Buyout within [***] of such notice. For avoidance of doubt, upon Enteris’ receipt of the Royalty Buyout under this Section 6.5(c), no royalties shall thereafter be due to Enteris under this Agreement and the Royalty Term (and the provisions of this Section 6.5) shall end immediately.  For the avoidance of doubt, the expiration of the Royalty Term, including due to payment of a Royalty Buyout, shall not affect Cara’s obligation to pay Enteris milestones pursuant to Section 6.2 of this Agreement, including milestone events based on [***]. In the event that Cara provides Enteris with a notice that it is exercising the Royalty Buyout but no payment is received by Enteris within the [***] period (other than solely due to an issue with Enteris or its bank), then the Royalty Buyout is deemed to not have been exercised. Such failure to pay the Royalty Buyout amount within that [***] period is not subject to cure.

6.6       Payment Dates and Reports. Cara shall make all royalty payments due hereunder within [***] after the end of each Calendar Quarter in which the sale of such Product shall occur.  Cara shall provide, within [***] after each Calendar Quarter in which a sale of such Product shall occur, a report showing: (a) the Net Sales of each Product by type of Product and country in the Territory; (b) an itemization of the deductions permitted to determine Net Sales; (c) a calculation of the amount of royalty due to Enteris, if applicable; and (d) [***]. Payment of all milestone events due hereunder, including the milestones on [***], shall be made in accordance with Section 6.2.  The Parties agree that, notwithstanding anything to the contrary in the Manufacturing Services Agreement, Cara has and shall have no further obligation under Section 4.1(b) of the Services Agreement to pay any additional License Access Fees (as defined in the Manufacturing Services Agreement), and any such obligation going forward is hereby terminated.

6.7       Records; Audit Rights.  Cara and its Affiliates and Sub-licensees shall keep and maintain, for [***] from the date of (x) each payment of royalties under this Agreement and (y) each milestone owed, complete and accurate records of gross sales and Net Sales by Cara and its Affiliates and Sub-licensees, in sufficient detail to allow royalties and milestones on Net Sales to be determined accurately.  All such records required to be maintained under this Section 6.7 shall include the information contained in the reports required under Section 6.6.  Enteris shall have the right for a period of [***] after receiving any such payments to appoint at its expense an independent certified public accountant reasonably acceptable to Cara to audit such records of Cara, or its Affiliates, to verify that the amount of any such payment was correctly determined.  Cara and its Affiliates shall each make its records available for audit by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon [***] written notice from Enteris.  Such audit right shall not be exercised by Enteris more than once in any Calendar Year or more than once with respect to sales of a particular Product in a particular period or with respect to an individual milestone.  All records

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made available for audit shall be deemed to be Confidential Information of Cara.  The results of each audit, if any, shall be binding on both Parties absent manifest error.  In the event there was an underpayment by Cara under this Agreement, Cara shall promptly (but in any event no later than [***] after Cara’s receipt of the report so concluding) make payment to Enteris of any shortfall together with interest as provided in Section 6.8 from the date such payment was due to the date paid in full.  Enteris shall bear the full cost of such audit unless such audit discloses a variance to the detriment of Enteris of five percent 5% or more from the amount of the original payment calculation in which case Cara shall bear all reasonable cost of the performance of such audit.

6.8       Overdue Payments. All payments not made by Cara to Enteris when due under this Agreement shall bear interest at a rate equal at [***] (as quoted in The Wall Street Journal or its successor on the day after the payment is due) calculated from the due date to the date paid in full. Any such overdue payment shall, when made, be accompanied by, and credited first to, all interest so accrued.

6.9       Payments;  Withholding Tax.

(a)        Payments in Dollars. All payments made by Cara under this Section shall be made by wire transfer from a banking institution in United States Dollars in accordance with instructions given in writing from time to time by the other Party.

(b)       Withholding Taxes. If Applicable Laws require withholding of income or other taxes imposed upon any payments made by Cara to Enteris under this Agreement, Cara shall (i) make such withholding payments as may be required, (ii) subtract such withholding payments from such payments, (iii) submit appropriate proof of payment of the withholding taxes to Enteris within a reasonable period of time, and (iv) promptly provide Enteris with all official receipts with respect thereto.  Cara shall render Enteris reasonable assistance in order to allow Enteris to obtain the benefit of any present or future treaty against double taxation which may apply to such payments.

6.10     Foreign Currency Exchange. If, in any Calendar Quarter, Net Sales are made in any currency other than United States Dollars, such Net Sales shall be converted into United States Dollars by applying the exchange rate conversion consistently used by Cara in its audited consolidated accounts making use of a publicly available foreign exchange rate source.

6.11     Cara Obligations. Cara shall be solely responsible for all amounts it owes to any Third Party in connection with the Development, Manufacture, or Commercialization of Products in the Field in the Territory.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES; COVENANTS; LIABILITY

7.1       Mutual. Enteris and Cara each represents and warrants to the other Party, as of the Effective Date, as follows:

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(a)        It is a corporation or company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

(b)       The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not violate (a) such Party’s certificate of incorporation or bylaws, (b) any agreement, instrument or contractual obligation to which such Party is bound in any material respect, (c) any requirement of any Applicable Laws, or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

(c)        This Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms and conditions, subject to all bankruptcy and other debtor laws and protections and to equitable principles.

(d)       It is not under any obligation, contractual or otherwise, to any other person or entity that conflicts with or is inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

(e)        Such Party has never been, and is not currently, a Debarred Entity. Each of the Parties further warrants and represents that no Debarred Entity has performed or rendered, any services or assistance on its behalf relating to activities contemplated or rights granted pursuant to this Agreement.  Each Party certifies and covenants that it shall not use, in any capacity, a Debarred Entity in the performance of this Agreement.   “Debarred Entity” for purposed of this Section 7.1(e) means a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or an employee, partner, shareholder, member, subsidiary or affiliate of a Debarred Entity.

7.2       By Cara. Cara represents, warrants, and covenants to Enteris that:

(a)        All of its activities and the activities of its Affiliates and its Sub-licensees, related to its use and practice of the Licensed Technology and all Development, Manufacture and Commercialization of the Products pursuant to this Agreement, shall to its knowledge comply in all material respects with all Applicable Laws.

(b)       Cara, its Affiliates, and to its knowledge its Sub-licensees, shall not encumber, with liens, mortgages, or security interests, the Licensed Technology, except as otherwise expressly permitted in this Agreement.

7.3       By Enteris.

(a)        Enteris owns or has license rights to all the Licensed Technology existing as of the Effective Date.  Enteris is entitled to grant the licenses specified in this Agreement. The Licensed Patent Rights existing as of the Effective Date constitute all of the Patent

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Rights owned by or licensed to Enteris or its Affiliate as of the Effective Date that are necessary or reasonably useful to Develop, Manufacture, sell and otherwise Commercialize the Product.  The Licensed Know-how existing as of the Effective Date constitute all of the Licensed Know-how owned by or licensed to Enteris or its Affiliate as of the Effective Date that are necessary or reasonably useful to Develop, Manufacture, sell and otherwise Commercialize the Product.

(b)       To Enteris’ knowledge, there is no actual or threatened infringement of the Licensed Technology in the Field by any Third Party;

(c)        To Enteris’ knowledge, the Licensed Patent Rights existing as of the Effective Date are subsisting and are not invalid or unenforceable, in whole or in part.  As of the Effective Date, there are no claims, judgments, or settlements against, or amounts with respect thereto owed by, Enteris or any of its Affiliates relating to the Licensed Patent Rights that would have a material adverse effect on the license rights granted to Cara under this Agreement or on Cara’s ability to use or practice such license rights;

(d)       As of the Effective Date, no claim or litigation has been brought against Enteris or, to Enteris’ knowledge, against any Third Party or, to Enteris’ knowledge, threatened, alleging that (A) the Licensed Patent Rights are invalid or unenforceable; or (B) the Licensed Patent Rights or the licensing or exploiting of such Licensed Patent Rights violates, infringes, or other conflicts or interferes with any intellectual property or proprietary right of any Third Party, nor is there any reasonable basis for any such claim; or (C) the Licensed Know-how has been misappropriated; or (D) the Licensed Know-how or the licensing or exploiting of such Licensed Know-how violates, misappropriates, or otherwise conflicts or interferes with any intellectual property or proprietary right of any Third Party;

(e)        The practice or use of the Licensed Technology (including  in the Manufacture or Commercialization of Products) does not, and to the knowledge of Enteris shall not, result in any payment obligation by Cara (of any royalty, milestone payment or other license fee), other than the payments due to Enteris under this Agreement, to any Third Party;

(f)        Neither Enteris, nor any of its Affiliates, has granted any mortgage, pledge, claim, security interest, encumbrance, lien, or other charge of any kind (collectively, “liens” and each a “lien”) on any of the Licensed Technology anywhere in the Territory, and the Licensed Patents and Licensed Know-how are free and clear of all liens in the Territory; except with respect to (i) any such liens on the Licensed Technology that are junior in priority to the rights of a licensee in ordinary course of business, or (ii) liens on revenue received under this Agreement.

(g)        Within [***] of the Effective Date of this Agreement, Enteris shall have provided to Cara all material documentation, data, and information under its control requested by Cara relating to the Licensed Know-how and the use thereof in formulations, including all material safety information.  All information and data provided by or on

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behalf of Enteris to Cara as set forth in this Section 7.3(g) in contemplation of this Agreement or the transactions contemplated hereby is, to Enteris’ knowledge, true, accurate and complete in all material respects, and Enteris shall not knowingly fail to disclose any material information or data in Enteris’ (or its Affiliate’s) control that could be reasonably expected to cause the Enteris information or data that has been disclosed to Cara to be misleading in any material respect.

7.4       Warranty Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY KNOW-HOW, PATENT RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS ALL SUCH OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

7.5       Indemnification; Insurance.

(a)        Cara shall indemnify, defend and hold harmless Enteris and its Affiliates, and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “Enteris Indemnitees”), against all liabilities, damages, losses and expenses (including reasonable attorneys’ fees and expenses of litigation) (collectively, “Losses”) incurred by or imposed upon the Enteris Indemnitees, or any of them, as a direct result of claims, suits, actions, demands or proceedings (“Claims”) brought by a Third Party against Enteris Indemnitees, including, personal injury and product liability claims (collectively, “Enteris Indemnity Claims”), to the extent arising out of (i) the Development, Manufacture and/or Commercialization of any Product by Cara or any of its Affiliates, Sub-licensees and/or agents in the Territory, including warranty claims or Product recalls; (ii) any breach of this Agreement by Cara or any of its Affiliates, Sub-licensees or agents; (iii) any tort claims for the death, personal injury, or illness of any person or claims relating to any damage to any property related in any way to the rights granted under this Agreement or activities conducted by or on behalf of Cara, its Affiliates or Sub-licensees and their respective directors, officers, employees and agents, in connection with this Agreement; except, in each case, to the extent such Claim or Loss is caused by a breach by Enteris of its representations, warranties, covenants or obligations in this Agreement, or the gross negligence or willful misconduct of any Enteris Indemnitee; or (iv) the gross negligence or willful misconduct of any Cara Indemnitee, or agent of Cara; but excluding any Enteris Indemnity Claim or Losses to the extent that Enteris has an obligation to indemnify Cara Indemnitees pursuant to Section 7.5(b), as to which Claim or Losses each Party shall indemnify the other to the extent of their respective liability for such Losses.

(b)       Enteris shall indemnify, defend and hold harmless Cara, its Affiliates and Sub-licensees, and their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (collectively, the “Cara Indemnitees”), against all Losses incurred by or imposed upon the Cara Indemnitees, or any of them, as a direct result of claims, suits, actions, demands or proceedings brought by a Third Party against

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Cara Indemnitees, including personal injury and product liability claims (collectively, “Cara Indemnity Claims”) to the extent arising out of (i) any breach of this Agreement by Enteris or any of its Affiliates or agents, except, in each case, to the extent such Claim is caused by a breach by Cara of its representations, warranties, covenants or obligations in this Agreement, or the gross negligence or willful misconduct of any Cara Indemnitee; or (ii) the gross negligence or willful misconduct of any Enteris Indemnitee; or (iii) infringement or violation of Third Party intellectual property rights to the extent due to the use or practice of the Licensed Technology; but excluding any Cara Indemnity Claim or Losses to the extent that Cara has an obligation to indemnify any Enteris Indemnitees pursuant to Section  7.5(a) as to which Claims or Losses each Party shall indemnify the other to the extent of their respective liability for such Losses.

(c)        Upon receipt of notice of any Loss, or of any claim, suits, action, demand or proceeding, that may give rise to a right of indemnity from the other Party hereto, the Party seeking indemnification (the “Indemnified Party”), either on behalf of itself or, as applicable, for a member of its group entitled to such indemnity (an “Indemnified Member”), shall give prompt written notice to the other Party (the “Indemnifying Party”) of the Loss (or related claim, action, or allegation) for which indemnification is sought (a “Claim”).  Provided that the Indemnifying Party is not contesting its obligation to indemnify as to the noticed Claim under this Article 7, the Indemnified Party (and the Indemnified Member, as applicable) shall permit the Indemnifying Party to control any the defense of such Claim and any litigation relating to such Claim and all related Losses and the disposition of such Claim and Losses.  The Indemnifying Party shall (i) act reasonably and in good faith with respect to all matters relating to the settlement or disposition of such Claim and all related Losses as the settlement or disposition relates to such Indemnified Party and (ii) not settle or otherwise resolve such Claim and related Losses in a way that would adversely impact the Indemnified Party (or the Indemnified Member, as applicable) without the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed).  Each Indemnified Party (and all applicable Indemnified Members) shall cooperate with the Indemnifying Party in its defense of any such Claim and related Losses in all reasonable respects and shall have the right to be present in person or through counsel at all legal proceedings with respect to such Claim and Loss.  If the Indemnifying Party does not assume and conduct the defense of the Claim and Loss as provided above, (a) the Indemnified Party may defend against, consent to the entry of any reasonable judgment, or enter into any reasonable settlement with respect to such Loss in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Article 7.

(d)       Limited Liability. EXCEPT FOR LIABILITY ARISING FROM A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS OR LOST REVENUES, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION  7.5(d) IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION  7.5(a) OR 7.5(b).

(e)        Cara shall procure and maintain insurance, including product liability insurance, or shall self-insure, in each case in a manner adequate to cover its obligations under this Agreement and consistent with normal business practices of prudent companies similarly situated at all times during the Term and for a period of [***] thereafter. Such insurance shall provide that the policy is primary and not in excess or contributory with regard to other insurance Enteris may have. Cara shall provide Enteris with written evidence of such insurance or self-insurance upon request.   Cara shall provide Enteris with written notice at least [***] prior to the cancellation, non-renewal or material change in such insurance.

7.6       The terms of this Article 7 shall survive termination of this Agreement for whatever reason.

ARTICLE 8

TERM AND TERMINATION

8.1       Term.  This Agreement shall commence on the Effective Date, and shall continue in full force and effect until the earlier of (i) the expiration of the Agreement upon the expiration or termination of all payment obligations under this Agreement with respect to the last Product in all countries in the Territory, or (ii) the termination of this Agreement by either Party pursuant to Sections 8.3 through 8.5, inclusive (the “Term”).

8.2       Expiration of Term. Upon expiry of the Term pursuant to clause (i) of Section 8.1, all rights and licenses granted to Cara under this Agreement in respect of Products shall become fully paid-up and irrevocable with respect to all countries in the Territory.

8.3       Termination for Material Breach. A Party may terminate this Agreement by notice in writing to the other Party if such other Party materially breaches its obligations under the Agreement, and does not cure such breach, in accordance with the following:  In the case of such material breach, the non-breaching Party may provide the breaching Party with a written notice specifying in reasonable detail the nature of the material breach, and stating its intention to terminate this Agreement if such breach is not cured.  If the material breach is not cured within sixty (60) days (or thirty (30) days with respect to a material breach of a payment obligation) after the receipt of such notice, the non-breaching Party shall be entitled, without prejudice to any of its other rights under this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement by providing written notice to the other Party, such notice to be provided no later than [***] after the end of the cure period (and subject to Article 11).

8.4       Termination for Challenge Enteris shall have the right to terminate this Agreement upon written notice to Cara, if all the following criteria are met:  (a) Cara or any of its

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Affiliates formally Challenges the validity of any Licensed Patent Rights or Assists a Third Party in initiating a Challenge of any Licensed Patent Rights, and (b) Enteris provides Cara written notice that it intends to terminate this Agreement as a result of such Challenge by Cara (or its Affiliate), or of such Assist by Cara of a Third Party Challenge. Such termination by Enteris shall become effective thirty (30) days after notice of termination to Cara (but subject to Article 11), unless Cara has withdrawn such Challenge of such Licensed Patent Rights or ceased providing such Assist to the Third Party (as applicable). The notice provided by Enteris must provide the details of Enteris’ belief that Cara has initiated, or has Assisted in the initiation of, such a Challenge. If a Sub-licensee of Cara, or a Sub-licensee of Cara’s Sub-licensee, initiates a Challenge of any Licensed Patent Rights, then Cara shall, upon written notice from Enteris, terminate such sublicense or direct Cara’s Sub-licensee to do so, unless such Sub-licensee has ceased such Challenge within thirty (30) days of such written notice.

8.5       Without Cause Termination. Cara may terminate this Agreement for any reason or no reason: (a) prior to receipt of first Regulatory Approval for a Product in the United States for any indication upon thirty (30) days prior written notice to Enteris or (b) on or after receipt of first Regulatory Approval for a Product in the United States for any indication upon sixty (60) days prior written notice to Enteris.

8.6       Consequences of Termination. Upon early termination of this Agreement pursuant to clause (ii) of Section  8.1 for any reason (but not upon expiration of the Term pursuant to clause (i) of Section  8.1), in addition to any remedies available to a Party at law or in equity, the following provisions shall apply, as applicable:

(a)        all licenses and rights granted by Enteris to Cara pursuant to this Agreement, including the licenses and rights granted to Cara under Section 2.1 shall terminate as of the effective date of termination;

(b)       Cara shall not use or practice any issued Licensed Patent Rights or, to the extent consisting of Enteris Confidential Information, any Licensed Know-how that, in each case, are incorporated into any Product for any purpose;

(c)        Cara shall cease all Commercialization and Development activities with respect to the Products (except as otherwise provided in this Section) and shall diligently wind down, according to good clinical practice, any clinical trials of such Product(s) that are ongoing at the time of notice of such termination or expiration, to the extent any such activities would use or practice issued claims in the Licensed Patent Rights, or Enteris Confidential Information or Licensed Know-how that is not subject to the exceptions in subclauses (a) – (e) of Section 4.1;

(d)       all reference rights granted by Enteris to Cara under this Agreement shall cease, including Cara’s right to reference the Enteris DMF, the contents therein, and any set of documents referencing the Enteris DMF, in any Regulatory Filings, and (1) such Regulatory Filings referencing the Enteris DMF or the contents therein shall immediately be withdrawn with appropriate notification to the Regulatory Authority, and (2) all copies (in any form, including electronic) of documents referencing the Enteris DMF which have

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

been provided to Third Parties shall be sequestered until the applicable retention period of the Regulatory Authority expires and shall thereafter be promptly destroyed; and

(e)        each Party shall cease use of, and promptly return, all Confidential Information of the other Party that are not subject to a continuing license hereunder; provided, that, each Party may retain one (1) copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder.

(f)        Except in the event Enteris terminates this Agreement pursuant to this Article 8, Cara and its Affiliates and Sub-licensees shall be entitled, during the [***] period following such termination, to continue to sell any commercial inventory of such terminated Product(s) so long as Cara pays to Enteris the amounts applicable to said subsequent sales in accordance with the terms and conditions set forth in this Agreement. Any drug substance, clinical supplies and finished forms of such terminated Product(s) remaining following such [***] period shall be destroyed.

8.7       Survival Termination or expiration of this Agreement for any reason shall be without prejudice to: (a) any obligations of the Parties that arose or accrued prior to the effective date of such termination; (b) the survival of rights specifically stated in this Agreement to survive; (c) the rights and obligations of the Parties provided in Article 1,  Article 4,  Article 5,  Article 10,  Article 11,  Article 13, Sections 3.5,  3.63.6,  6.5,  6.7,  6.8,  6.9,  6.10,  6.11,  7.5,  8.2,  8.6,  8.7, 12.1-12.8 (including all other Sections referenced in any such Section), all of which shall survive such termination except as provided in this Article 8; and (d) any other rights or remedies provided at law or equity which either Party may otherwise have.

ARTICLE 9

ASSIGNMENT; SUCCESSORS AND ASSIGNS

9.1       Neither Party shall be entitled to assign, transfer, charge or in any way make over the benefit and/or the burden of this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed, except that (a) each Party shall be entitled without the prior written consent of the other Party to assign this Agreement and the rights, obligations and interests thereunder to (i) an Affiliate, provided that the assigning Party shall remain liable and responsible to the non-assigning Party for the performance and observance of all such duties and obligations by such Affiliate, or (ii) its successor in interest in connection with a sale, merger, or acquisition of all or substantially all of the assets of its business to which this Agreement relates and (b) Enteris shall be entitled without the prior written consent of Cara to (i) pledge, grant a security interest, lien or charge in, or other encumbrance upon, any of its rights or interests in this Agreement (and may assign this Agreement or the rights hereunder, in whole or in part in connection with any of the foregoing), including without limitation pursuant to the terms of any secured indebtedness (and any amendment, restatement, replacement or refinancing thereof) and any related documents, and (ii) assign all or a portion of its rights and interests to receive any payments pursuant to Article 6 to its current or former shareholders, provided, however, in such event, Cara shall, in accordance with Article 6, continue to make such payments directly to Enteris (who shall receive such payments on behalf of, and as agent for, such

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

current or former shareholders, to the extent of the payment rights and interests so assigned).  Any attempted assignment in violation of this Article 9 shall be null and void.

9.2       The terms and conditions of this Agreement shall be binding on and inure to the benefits of permitted successors and assigns of each Party.

ARTICLE 10

GOVERNING LAW

10.1     This Agreement shall be construed, governed and interpreted in accordance with the laws of the State of New York without regard to the application of its principles of conflict of law.

ARTICLE 11

DISPUTE RESOLUTION; ARBITRATION

11.1     Dispute Resolution.   If a dispute or issues arises between the Parties regarding any matter under this Agreement, including interpretation of a provision of the Agreement or performance or breach of an obligation hereunder, (a “Dispute”) then on notice from either Party detailing such Dispute, the senior executive officers of each Party shall promptly meet and discuss and seek to resolve, reasonably and in good faith, such Dispute, for a period of up to [***] from the date of receipt of such notice.  Any resolution by the Parties of such a Dispute shall be set forth in writing acknowledged by the Parties. Neither Party shall initiate any court or other legal proceeding to resolve or enforce its rights as to, any Dispute except as provide in this Article 11.

11.2     Arbitration of Unresolved Disputes.  For any Dispute that is not resolved by the Parties pursuant to Section 11.1 above, such Dispute shall be resolved, at the election of either Party, by binding arbitration before a panel of three (3) neutral, fully independent arbitrators in accordance with the rules of the American Arbitration Association (“AAA”) in effect at the time the proceeding is initiated, by such Party providing written notice of the arbitration, such notice setting forth in detail the Dispute to be resolved.  In any such arbitration, the following procedures shall apply:

(a)        The panel will be comprised of one arbitrator chosen by Cara, one by Enteris and the third, who shall act as the chairman of the panel, by the two co-arbitrators.   If either Party fails or both Parties fail to choose an arbitrator or arbitrators within [***] after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within [***] after their appointment, then either or both Parties shall immediately request that the AAA select the remaining number of arbitrators to be selected, which arbitrator(s) shall have the requisite scientific background, experience and expertise.  All such arbitrators must have no current or prior relationship with or to either Party and all its respective Affiliates, be neutral and unbiased as to the subject matter of the Dispute, and have significant experience in the creation and interpretation of license agreements similar to this Agreement.  The place of arbitration shall be New York, New York. The language of the arbitration shall be English.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

(b)       Either Party may apply to the arbitrators for interim injunctive relief until the arbitration decision is rendered or the Dispute is otherwise resolved. Either Party also may, without waiving any right or remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending resolution of the Dispute pursuant to this Section 11.2. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages.

(c)        The award of the arbitrators shall be final and binding on the parties (except for those remedies expressly set forth in this Agreement). Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding anything in this Section 11.2 to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party, in order to enforce the instituting Party’s rights hereunder through specific performance, injunction or similar equitable relief.

(d)       Each Party shall bear its own costs and expenses and attorneys’ fees in connection with any such arbitration; provided, that, the arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to the prevailing Party reimbursement for its reasonable attorneys’ fees, costs and expenses (including, for example, expert witness fees and expenses, photocopy charges and travel expenses).

(e)        Unless otherwise agreed by the parties, Disputes relating to patents and non-disclosure, non-use and maintenance of Confidential Information shall not be subject to arbitration, and shall be submitted to a court of competent jurisdiction.

(f)        The arbitration shall be confidential. Except to the extent necessary to confirm an award or decision or as may be required by Applicable Laws, neither Party nor any arbitrator may disclose the existence or results of any arbitration without the prior written consent of both parties. In no event shall any arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the Dispute would be barred by the applicable New York statute of limitations.

(g)        In the event of a Dispute involving the alleged breach of this Agreement (including whether a Party has satisfied its diligence obligations hereunder), (i) the running of the time periods as to which a Party must cure a breach of this Agreement shall be tolled during the period the breach that is the subject matter of the Dispute is being arbitrated, and (ii) if the arbitrators render a decision that a breach of this Agreement has occurred, the arbitrators shall have no authority to modify the right of the non-breaching Party to terminate this Agreement in accordance with Section 8.3. Any disputed performance or suspended performance, pending the resolution of a Dispute that the arbitrators determine to be required to be performed by a Party, shall be completed within a reasonable time period following the final decision of the arbitrators.

(h)       Any monetary payment to be made by a Party pursuant to a decision of the arbitrators shall be made in U.S. dollars, free of any tax or other deduction.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

ARTICLE 12

MISCELLANEOUS

12.1     Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto.

12.2     Headings. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

12.3     Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and both of which, together, shall constitute a single agreement. Each Party may execute this Agreement by facsimile transmission or in Adobe™ Portable Document Format (“PDF”) sent by electronic mail. In addition, facsimile or PDF signatures of authorized signatories of any Party will be deemed to be original signatures and will be valid and binding, and delivery of a facsimile or PDF signature by any Party will constitute due execution and delivery of this Agreement.  This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or parties waiving compliance. The delay or failure of either Party at any time or times to require performance or to exercise any right arising out of any provisions shall in no manner affect the rights at a later time to enforce the same.

12.4     Waiver. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.  No single or partial exercise of any right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. No waiver by either Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement. Except as otherwise expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by Applicable Law or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.

12.5     No Third Party Beneficiaries. Except as set forth in Sections 7.5(a) and 7.5(b) and in Article 9, no Third Party (including employees of either Party) shall have or acquire any rights by reason of this Agreement.

12.6     Independent Relationship. The Parties understand and agree that the relationship between the Parties to this Agreement is purely contractual and is limited to the activities, rights and obligations as set forth in this Agreement.   Nothing in this Agreement shall be construed (a) to create or imply a general partnership between the parties, (b) to make either Party the agent of the other for any purpose, (c) to alter, amend, supersede or vitiate any other arrangements between the Parties with respect to any subject matter not covered hereunder, (d) to give either Party the right to bind the other, (e) to create any duties or obligations between the

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

parties except as expressly set forth herein, or (f) to grant any direct or implied licenses or any other rights other than as expressly set forth herein.

12.7     Interpretation. The Parties acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; and (b) the rules of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement. In addition, unless a context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, the word “or” is used in the inclusive sense (and/or) and the word “including” is used without limitation and means “including without limitation”. Unless otherwise specified, references in this Agreement to any Section shall include all Sections, subsections and paragraphs in such Section, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. All references to days in this Agreement shall mean calendar days, unless otherwise specified. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (ii) any reference to any Applicable Laws herein will be construed as referring to such Applicable Laws as from time to time enacted, repealed or amended, (iii) any reference herein to any person will be construed to include the person’s successors and permitted assigns, (iv) any reference herein to the words “mutually agree” or “mutual written agreement” will not impose any obligation on either Party to agree to any terms relating thereto or to engage in discussions relating to such terms except as such Party may determine in such Party’s sole discretion, (v) all references herein to Sections or Exhibits will be construed to refer to Sections and Exhibits to this Agreement, (vi) except as otherwise expressly provided herein all references to “$” or “dollars” refer to the lawful money of the U.S., and (vii) the words “copy” and “copies” and words of similar import when used in this Agreement include, to the extent available, electronic copies, files or databases containing the information, files, items, documents or materials to which such words apply. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement shall be in the English language.

12.8     Entire Agreement; Severability. This Agreement and the Stock Purchase Agreement set forth the entire agreements between the Parties with respect to the subject matter of this Agreement and of such Stock Purchase Agreement and supersede all other agreements and understandings between the Parties with respect to such subject matter.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter of this Agreement other than as are set forth in this Agreement and any other documents delivered pursuant hereto or thereto.  If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of the Agreement shall not be affected.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

12.9     Delay Due to Force Majeure. A Party shall not be liable for failure of or delay in performing any of its obligations set forth in this Agreement, and shall not be deemed in breach of such obligations, if such failure or delay is due to a Force Majeure. In the event of such Force Majeure, the Party affected shall use Commercially Reasonable Efforts to cure or overcome the same and resume performance of its obligations hereunder.  Notice of a Party’s failure or delay in performance due to Force Majeure must be given to the other Party within thirty (30) days after the affected Party becomes aware of its occurrence. All delivery dates under this Agreement that have been affected by Force Majeure shall be tolled for the duration of such Force Majeure. If a Force Majeure persists for more than ninety (90) days, then the Parties will discuss in good faith the reasonable modification of the Parties’ respective obligations under this Agreement in order to mitigate the delays caused by such Force Majeure and the impacts of such delays.

12.10   Further Assurances.  Each of Enteris and Cara, upon the reasonable request of the other Party, whether before or after the Effective Date, will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged or delivered all such further reasonable acts, deeds, documents, assignments, transfers, conveyances, powers of attorney, instruments and assurances as may be reasonably necessary to effect complete consummation of the transactions contemplated by this Agreement, and to do all such other reasonable acts, as may be necessary or reasonably needed in order to carry out the purposes and intent of this Agreement. The Parties agree to execute and deliver such other reasonable documents, certificates, agreements and other writings and to take such other reasonable actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

12.11   Expenses. Each of the Parties will bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and, except as set forth in this Agreement, the performance of the obligations contemplated hereby and thereby.

ARTICLE 13

NOTICE

13.1     Any notice or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered post, courier, facsimile or other electronic media to a Party or delivered in person to a Party at the address or facsimile number set out below for such Party or such other address as the Party may from time to time designate by written notice to the other(s):

Address of Enteris:

Enteris Biopharma, Inc., 83 Fulton St., Boonton, NJ 07005, USA

Facsimile: [***]

E-mail: [***]

For the attention of the President & CFO

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

Address of Cara:

Cara Therapeutics, Inc.

4 Stamford Plaza

107 Elm Street, 9th Floor

Stamford, CT 06902

Facsimile: [***]

E-mail:  [***]

For the attention of:  Chief Executive Officer

With a copy to:

Cara Therapeutics, Inc.

4 Stamford Plaza

107 Elm Street, 9th Floor

Stamford, CT 06902

Facsimile: [***]

E-mail:  [***]

For the attention of:  General Counsel

13.2     Any such notice or other document shall be deemed to have been received by the addressee seven (7) working days following the date of dispatch of the notice or other document by post or, where the notice or other document is sent by hand or is given by facsimile or other electronic media or transmission, simultaneously with the transmission or delivery.

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the hands of the duly authorized representatives of the Parties have caused this License Agreement to be executed effective as of the Effective Date.

Signed for and on behalf of

/s/ Brian Zietsman
ENTERIS BIOPHARMA, INC.
	NAME	Brian Zietsman
	TITLE	President & CFO

Signed for and on behalf of
CARA THERAPEUTICS, INC.
/s/ Derek Chalmers
	NAME	Derek Chalmers
	TITLE	CEO

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

EXHIBIT A

Wire Instructions

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

EXHIBIT B

Form Stock Purchase Agreement

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

EXHIBIT C

Project Plan

Transfer of Analytical Procedures and Manufacturing Process

-  47  -

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE CARA THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO CARA THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.